EXHIBIT 24.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of our report dated June 25, 1996, with respect to the consolidated financial statements and supplemental schedule of Universal Security Instruments, Inc. and Subsidiaries as of March 31, 1996 and for the year then ended included in this Annual Report (Form 10-K).

REGISTRATION STATEMENT NUMBER           DESCRIPTION

Non-qualified Stock Option Plan:

   2-83323                              Form S-8
   33-6953                              Form S-8
   33-21226                             Form S-8

Incentive Stock Option Plan:

   2-99736                              Form S-8

Employee Stock Purchase Plan:

   33-21225                             Form S-8


DELOITTE & TOUCHE LLP
Baltimore, Maryland
June 25, 1996
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EXHIBIT 24.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of our report dated June 21, 1995, with respect to the consolidated financial statements and schedule of Universal Security Instruments, Inc. and Subsidiaries as of March 31, 1995 and for the two years then ended included in this Annual Report (Form 10-K).

REGISTRATION STATEMENT NUMBER         DESCRIPTION

Non-qualified Stock Option Plan:

    2-83323                           Form S-8
   33-6953                            Form S-8
   33-21226                           Form S-8

Incentive Stock Option Plan:

    2-99736                           Form S-8

Employee Stock Purchase Plan:

   33-21225                           Form S-8


Ernst & Young LLP
Baltimore, Maryland
June 25, 1996